                                                                  EXHIBIT 3.3.2
                                                                  -------------

                                FIRST AMENDMENT

                                     TO THE

          THIRD AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP

                                       OF

                  TRUMP HOTELS & CASINO RESORTS HOLDINGS, L.P.


          THIS FIRST AMENDMENT TO THE THIRD AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP of Trump Hotels & Casino Resorts Holdings, L.P. (the "Partnership Agreement") is made and entered into as of March 17, 1997, by and among Trump Hotels & Casino Resorts, Inc., a Delaware corporation, Donald J. Trump, THCR/LP Corporation, a New Jersey corporation , Trump Casinos, Inc., a New Jersey corporation, Trump Casinos II, Inc., a Delaware Corporation, and the Persons who may become party thereto from time to time pursuant to the terms of the Partnership Agreement. All capitalized terms not otherwise defined herein have the meanings given to them in the Partnership Agreement.

          WHEREAS, the parties entered into the Partnership Agreement on October 7, 1996; and

          WHEREAS, Trump has requested that the Partnership issue new Certificates of Interest representing certain of his percentage interest of the Partnership.

          NOW, THEREFORE, the parties hereto hereby agree as follows:

          Schedule I, dated October 7, 1996, is hereby deleted and replaced by the Schedule I attached hereto.

          Except as set forth herein, the Partnership Agreement shall remain unmodified and in full force and effect. This First Amendment to the Partnership Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused this Agreement to be executed as of the date first above written.

                            GENERAL PARTNER:
                            ---------------

                            TRUMP HOTELS & CASINO RESORTS, INC.

                            By: /s/ John P. Burke
                                -----------------
                                 John P. Burke
                                 Senior Vice President of
                                   Corporate Finance

                            LIMITED PARTNERS:
                            ----------------

                            DONALD J. TRUMP

                            By: /s/ Donald J. Trump
                                -------------------
                                 Donald J. Trump

                            TRUMP CASINOS, INC.

                            By: /s/ Donald J. Trump
                                -------------------
                                  Donald J. Trump
                                  President

                            TRUMP CASINOS II, INC.

                            By: /s/ Donald J. Trump
                                -------------------
                                  Donald J. Trump
                                  President

                            THCR/LP CORPORATION

                            By: /s/ Donald J. Trump
                                -------------------
                                  Donald J. Trump
                                  President

                                   SCHEDULE I
                                   ----------

                        AGGREGATE CAPITAL CONTRIBUTIONS*


             Partner                 Contribution        Percentage Interest
---------------------------------  ----------------  ---------------------------
Trump Hotels & Casino Resorts,      $683,659,153.00   59.87743% general partner
 Inc.

Donald J. Trump***                  $309,013,680.00  27.06458%** limited partner
725 Fifth Avenue
New York, N.Y. 10022

Trump Casinos, Inc.***              $ 42,210,510.00   3.69695% limited partner
2500 Boardwalk
Atlantic City, NJ 08401

THCR/LP Corporation                 $ 40,543,547.00   3.55096% limited partner
2500 Boardwalk
Atlantic City, N.J. 08401

Trump Casinos II, Inc.***           $ 66,337,500.00   5.81009% limited partner
2500 Boardwalk
Atlantic City, NJ 08401

_______________
* Aggregate contributions are based on a Common Stock market value of $30.00 per share, the value ascribed to the Common Stock pursuant to the terms of the Castle Acquisition Agreement.

**   Certificate No. 4, 4-A, 4-B and 4-C represent a 17.51675%, 0.01928%,
     5.25502% and 4.27352 percentage interest in the Partnership, respectively.

*** Notwithstanding anything to the contrary in this Agreement, for the purposes of determining the voting power in THCR of the Class B Stock, (a) Trump's Percentage Interest evidenced by certificates (i) 4 and 4-A, (ii) 4-B and (iii) 4-C shall be evidenced by 800 shares, 30 and 20 shares of Class B Stock, respectively, (b) TCI's Percentage Interest shall be evidenced by 50 shares of Class B Stock and (c) TCI-II's Percentage Interest shall be evidenced by 100 shares of Class B Stock.


Dated:  March 17, 1997